UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                    )

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Solstice Advanced Materials Inc.

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May 2026 2026 Annual Meeting Shareowner Engagement © 2026 Solstice Advanced Materials Inc.

Forward-Looking Statements & Other Disclaimers

This presentation contains "forward-looking statements" within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and our business and financial results. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "positioned," "projects," "forecasts," "intends," "plans," "continues," "could," "believes," "may," "will," "would," "should," "goals" and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this presentation are based on reasonable assumptions, you should be aware that a variety of factors, many of which are difficult to predict and outside of our control, could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: our limited operating history as an independent, publicly traded company and unreliability of historical consolidated financial information as an indicator of our future results; our ability to successfully develop new technologies and introduce new products; an overall decline in the health of the economy and the industries in which we operate, including as a result of inflation, tariffs and other trade barriers and restrictions, market volatility, geopolitical instability and social unrest, the possibility of an economic downturn or recession or other macroeconomic factors; changes in the price and availability of raw materials that we use to produce our products, including due to factors such as supply chain disruptions, including those due to increased energy prices, and the impact of inflation; our ability to comply with complex government regulations and the impact of changes in such regulations; global climate change and related regulations and changes in customer demand; the public and political perceptions of nuclear energy and radioactive materials; economic, political, regulatory, foreign exchange and other risks of international operations; the impact of tariffs or other restrictions on foreign imports; our ability to borrow funds and access capital markets and any limitations in the terms of our indebtedness; our ability to compete successfully in the markets in which we operate; the effect on our revenue and cash flow from seasonal fluctuations and cyclical market conditions; concentrations of our credit, counterparty and market risk; our ability to successfully execute or effectively integrate potential acquisitions or complete potential divestitures; our joint ventures and strategic co-development partnerships; our ability to recruit and retain qualified personnel; potential material environmental liabilities; the hazardous nature of chemical manufacturing; decommissioning and remediation expenses and regulatory requirements; potential material litigation matters, including disputes related to our spin-off from Honeywell International Inc. ("Honeywell") completed in October 2025 (the "Spin-Off"); the impact of potential cybersecurity attacks, data privacy breaches and other operational disruptions; increasing stakeholder interest in public company performance, disclosure, and goal-setting with respect to sustainability matters; failure to maintain, protect and enforce our intellectual property or to be successful in litigation related to our intellectual property or the intellectual property of others, or competitors developing similar or superior intellectual property or technology; unforeseen U.S. federal income tax and foreign tax liabilities and our ability to achieve anticipated tax treatments in connection with the Spin-off; U.S. federal income tax reform; our ability to operate as an independent, publicly traded company without certain benefits available to us as a part of Honeywell prior to the Spin-off, including managing the costs of operating as an independent company following the Spin-off; our ability to achieve some or all of the benefits that we expect to achieve from the Spin-off; our inability to maintain intellectual property agreements; potential timing, declaration, amount and payment of the Company's dividend program; potential cash contributions to defined benefit pension plans; and our ability to maintain proper and effective internal controls.

These and other factors are more fully discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026, as may be updated from time to time in our SEC filings. These risks could cause actual results to differ materially from those implied by forward-looking statements in this presentation. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. The Company does not undertake to update or revise any of its forward-looking statements, which speak only as of the date they are made, except as may be required by law or regulation.

Non-GAAP Financial Measures

This presentation contains financial measures presented on a non-GAAP basis. The non-GAAP financial measures used in this presentation are as follows: Adjusted EBITDA, on a total company basis; Adjusted EBITDA margin, on a total company basis; Adjusted Standalone EBITDA; and Adjusted Standalone EBITDA Margin. The Company defines Adjusted EBITDA as net income excluding income taxes, depreciation, amortization, interest and other financial charges, remeasurement of foreign currencies, stock-based compensation expense, pension and other postretirement expense (income), transaction-related costs, repositioning charges, asset retirement obligations accretion, asset impairment charges, litigation costs and insurance settlements (net of recoveries), gains and losses on disposal of assets, and certain other items that are otherwise of an unusual or non-recurring nature. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by Net sales. The Company defines Adjusted Standalone EBITDA as Adjusted EBITDA less estimated recurring and ongoing costs required to operate a new independent public company, and autonomous entity adjustments as well as adjustments for certain other employee compensation expense for employees that have historically been shared with other Honeywell businesses and were transferred to the Company in connection with the Spin-off. The Company defines Adjusted Standalone EBITDA Margin as Adjusted Standalone EBITDA divided by Net sales.

When considered together with comparable GAAP measures, these non-GAAP measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the appendix attached to this presentation for historical reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Solstice | 2

Overview

| A Differentiated Advanced Materials Company Clear right - to - win built on a r ich 130+ year history of solving complex customer challenges Underpinned by strong secular trends in cooling, advanced computing, safety, nuclear, and healthcare A refined operating model and independent strategy to unleash our full growth potential Strong balance sheet enabling investments to accelerate growth Purposeful organizational design reflects a blend of Honeywell heritage and proven industry leaders 4

Refrigerants & Applied Solutions 72% Electronic & Specialty Materials 28% Refrigerants 39% Building Solutions & Intermediates 19% Research & Performance Chemicals 13% Electronic Materials 11% Nuclear 9% Healthcare Packaging 5% Safety & Defense Solutions 5% Key Metrics (2025) $957 million Adj. Standalone EBITDA 2 24.6% Adj. Standalone EBITDA Margin 2 $3.9 billion Net Sales 4.5% Net Sales CAGR 1 (2018 - 2025) Net Sales by Geography 3 (2025) 120 Countries & Territories with Sales 5,700+ Patents Issued & Pending Applications ~4,1 00 Employees 3,000+ Customers Product Mix 4 (2025) U.S. 57% EMEA 24% Other International 19% Example Blue Chip Customer Partners Key Technology Platforms & Brands Solstice® Aclar ® Business Segments (2025 Net Sales) 1 Financial information for 2022 - 2024 based on Form 10 carve - out financial statements. Years prior to 2022 based on internal repor ting, does not reflect all carve - out adjustments, and is illustrative only. 2 Non - GAAP financial measure. Historical reconciliations of non - GAAP financial measures provided in the appendix of this presentat ion. 3 Net sales by geography classified according to their country of origin . 4 Based on 2025 Net Sales. Solstice at a Glance 5

Customer & Manufacturing Footprint 1 ~90% US Sales Manufactured in US ~60% Sales Manufactured in Same Region ~66% of Supplier Spend in the US from US Suppliers ~6% of Supplier Spend in the US from China 1 Certain locations on map have multiple co - located or nearby facilities. Excludes countries with de minimis sales. 2 Includes owned facilities, joint ventures, and dedicated facilities. 3 Average customer score for past eight quarters ended 2024. 4 Based on 2024 Total Case Incident Rate (TCIR) data for 53 medium - sized members of the American Chemistry Council (ACC). ~90% U.S. Sales Manufactured in U.S. ~60% Sales Manufactured in Same Region ~65% of Supplier Spend in the U.S. from U.S. Suppliers 6 Benefits from customer - proximate manufacturing and operational excellence Manufacturing HQ 96% Average Customer Satisfaction Score 3 20 Manufacturing Sites 2 Net Sales to Customers Top - Quartile Safety Performance (2024) 4 120 Countries & Territories with Sales

Our Mission, Values & Behaviors 7

2026 Voting Matters

2026 Voting Matters 9 Recommended Vote Proposals FOR each nominee Election of Class I Director Nominees No. 1 FOR Ratification of Appointment of Independent Registered Public Accounting Firm for 2026 No. 2 FOR Advisory Vote to Approve Executive Compensation No. 3 ONE YEAR Advisory Vote to Approve the Frequency of the Advisory Vote on Executive Compensation No. 4 Date May 22, 2006 Time 10:30 a.m. EDT Place www.virtualshareholder meeting.com/SOLS2026

Proposal 1: Election of Class I Directors 10 Peter Gibbons Former Group President of Enterprise Supply Chain, 3M Company Committees: Audit Rose Lee Executive Chair and Interim CEO, Resource Label Group, LLC Committees : Comp., Governance William Oplinger President & CEO, Alcoa Corporation Committees: Governance Patrick Ward Former Vice President & CFO, Cummins Inc. Committees: Audit Fiona C. Laird Former Chief Human Resources Officer and SVP, Communications, Marathon Petroleum Corporation Committees: Comp. (Chair) Dr. Rajeev Gautam Independent Chairman of the Board, Solstice Advanced Materials Inc. Committees: Audit (ex officio), Comp. (ex officio), Governance (ex officio) Sivasankaran Somasundaram Former President & CEO, ChampionX Corporation Committees: Governance (Chair) Matthew Trerotola Former CEO and Chair of the Board, Enovis Corporation Committees: Comp. David Sewell President & CEO, Solstice Advanced Materials Inc. Committees: none Brian Worrell Former CFO, Baker Hughes Company Committees: Audit (Chair) Class I Director Nominees Class II Directors Class III Directors Solstice’s Board Recommends ‘FOR’ the Election of Each Class I Director Nominee Beginning at the 2028 Annual Meeting of Shareowners, all directors will stand for election each year for annual terms, and our Board will no longer be divided into three classes.

An Independent and Experienced Board

Director Skills and Qualifications

	Strategic Skills							Core Competencies		
	Global Experience	Regulated Industries/ Government Experience	Innovation & Technology	Marketing	Energy Transition / Digitalization	Corporate Responsibility	Most Senior Position Held	# of Public Company Boards (Current | Past)[1]	Risk Management	Financial Expertise
David Sewell President and CEO	Technical	Technical	Technical	Technical	Managerial	Technical	CEO	2 | 1	Managerial	Managerial
Dr. Rajeev Gautam Board Chairman Independent Director	Technical	Technical	Technical	Managerial	Technical	Managerial	Business Unit CEO	2 | 0	Managerial	Working Knowledge
Peter Gibbons Independent Director	Technical	Technical	Working Knowledge		Working Knowledge	Technical	Business Unit President	1 | 0	Technical	Managerial
Fiona C. Laird Independent Director	Technical	Working Knowledge	Working Knowledge	Managerial	Working Knowledge	Technical	CHRO	1 | 0	Technical	
Rose Lee Independent Director	Technical	Managerial	Technical	Managerial	Working Knowledge	Managerial	CEO	1 | 3	Managerial	Managerial
William Oplinger Independent Director	Technical	Managerial	Working Knowledge	Managerial		Technical	CEO	2 | 0	Technical	Technical
Sivasankaran Somasundaram Independent Director	Technical	Technical	Managerial	Technical	Technical	Managerial	CEO	2 | 2	Managerial	Managerial
Matthew Trerotola Independent Director	Technical	Technical	Managerial	Managerial	Working Knowledge	Managerial	Chair and CEO	2 | 1	Managerial	Managerial
Patrick Ward Independent Director	Technical	Managerial	Working Knowledge		Working Knowledge	Working Knowledge	CFO	3 | 0	Technical	Technical
Brian Worrell Independent Director	Technical	Managerial	Working Knowledge	Working Knowledge	Managerial	Managerial	CFO	2 | 0	Technical	Technical

Technical Expertise: has direct hands-on experience or was a subject-matter expert during his / her career

Managerial Expertise: Expertise derived through direct managerial experience

Working Knowledge Expertise: experience derived through investment banking, private equity investing, serving as a member of a relevant board committee at Solstice ora t another public company, or serving as an executive officer or on the board of a public company in the relevant industry

[1] *Current public company boards includes Solstice's Board of Directors. Excludes the boards of Solstice's consolidated subsidiaries.*

Solstice | 11

Board Composition 12 5 5 Has served as CEO Has other Senior Leadership experience 2 8 Female Male 4 5 1 <60 years 60-65 years >65 years 9 1 Independent Not Independent Independence Age Demographics CEO Experience Solstice places an emphasis on ensuring that nominees demonstrate the right leadership traits, personality, work ethic, independence, and range of backgrounds to align with the Company’s performance culture and long - term strategic vision

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm 13 Solstice’s Board Recommends ‘FOR’ Proposal 2 The Audit Committee, and Solstice’s Board, believe that the continued retention of Deloitte is in the best interests of the Company and its shareowners The Audit Committee concluded that Deloitte’s provision of non - audit services, as detailed in the Proxy Statement (page 46), is compatible with Deloitte’s independence The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP (Deloitte) as independent registered public accounting firm for Solstice for 2026

Proposal 3: Advisory, Non - Binding Vote to Approve Executive Compensation 14 Solstice’s Board Recommends ‘FOR’ Say - on - Pay 13% 16% 71% 2026 CEO Target Compensation 2026 Avg. NEO Target Compensation 28% 22% 50% Link to Strategy and Performance Description Element Compensation Type • To attract and compensate high - performing and experienced leaders at a competitive level of cash compensation. • Base salaries are determined based on scope of responsibility, years of experience, and individual performance. BASE SALARY SHORT - TERM FIXED • To motivate and reward executives for achieving annual corporate, business unit, and functional goals in key areas of financial and operational performance. • The overall ICP pool is determined based on fiscal year performance. Individual ICP awards are determined using budget, company, and individual performance. ANNUAL INCENTIVE COMPENSATION PLAN (ICP) VARIABLE • Focuses executives on the achievement of specific long - term financial performance goals directly aligned with operating and strategic plans. • Metrics: Adjusted Diluted Earnings per Share (EPS), Return on Invested Capital (ROIC), and Relative Total Shareholder Return ( rTSR ) 1 . • 50% of annual LTI. • Covers three - year period. PERFORMANCE STOCK UNITS (PSUs) LONG - TERM INCENTIVES ("LTI") • Strengthens key executive retention over relevant time periods to ensure consistency and execution of long - term strategies. • 50% of annual LTI. RESTRICTED STOCK UNITS (RSUs) Elements of 2026 Total Direct Compensation Base ICP Equity 87% Variable Compensation 72% Variable Compensation 1 Total Shareholder Return (TSR) is defined as stock price appreciation plus dividends paid. Peer group used for relative TSR ( rTSR ) is companies in the S&P 1500 Chemicals Index.

Compensation Practices Aligned with Shareowner Interests 15 What we do: What we Don’t do: What We do What We Don’t Do x Maintain robust stock ownership guidelines for both non - employee directors and officers x Emphasize variable, at - risk pay for executives, with multi - year vesting periods x Limit maximum incentive plan payouts x Provide for "double - trigger" vesting of equity awards in the event of a change in control x Robust Compensation Committee oversight of executive compensation program, incentive plans, and pay/performance relationship x CEO compensation approved by independent directors x Comprehensive clawback policy x Use an independent compensation consultant x Annually review risks associated with compensation programs x No pledging or hedging of Company stock by executives or directors x No guaranteed increases of salary or bonus for executives x No tax gross - ups on change in control benefits x No "timing" of equity awards or backdating of stock options x No counting of unvested options or unvested performance stock units toward stock ownership guidelines x No excessive perquisites to our NEOs Committed to Compensation Best Practices

Appendix

Reconciliation of Adjusted EBITDA, Adjusted Standalone EBITDA For The Year Ended December 31, 2025 ($ in millions) $237 Net (loss) income attributable to Solstice Advanced Materials 48 Net income (loss) attributable to noncontrolling interest 285 Net Income (GAAP) 191 Depreciation 29 Amortization 28 Interest and other financial charges (38) Other adjustments 1 27 Stock compensation expense 117 Transaction - related costs 362 Income tax expense 1,000 Adjusted EBITDA (Non - GAAP) 43 Less - Standalone adjustments 957 Adjusted Standalone EBITDA (Non - GAAP) 3,886 Net Sales 25.7% Adjusted EBITDA margin (Non - GAAP) 24.6% Adjusted Standalone EBITDA Margin (Non - GAAP) 17 1 Other adjustments primarily consisted of gains and losses from disposal of long - lived assets, remeasurement of foreign currencie s, environmental reserves, asset retirement obligations, pensions expenses, and certain legal costs, net of recoveries.